STATE OF LOUISIANA
                                                      EXHIBIT B-3
PARISH OF CALCASIEU

                   ASSIGNMENT OF NON-EXCLUSIVE
                        PREDIAL SERVITUDE

KNOW ALL MEN BY THESE PRESENTS:

     WHEREAS, by document dated June 6, 1980, as subsequently

amended, ENTERGY GULF STATES, INC., a Texas Corporation,

hereinafter called "GULF STATES", SAM RAYBURN MUNICIPAL POWER

AGENCY, hereinafter called "SRMPA", and SAM RAYBURN G&T ELECTRIC

COOPERATIVE, INC., hereinafter called "SRG&T" entered into a

Joint Ownership Participation and Operating Agreement, as

heretofore or hereinafter amended from time to time, hereinafter called "AGREEMENT", for Gulf States' Nelson Station Coal-Unit No.

6, hereinafter called "NELSON 6", all as can be more effectively seen by review of the Agreement recorded in Conveyance Book 1693,

Page 756, et seq., in Book 2041, Page 346, et seq., and in Book

2308, Page 530, et seq., of the records of Calcasieu Parish,

Louisiana, and Amendment No. 5 filed simultaneously herewith; and

     WHEREAS, in connection with the Agreement, an undivided

ownership interest in certain lands and facilities associated with the use and operation of Nelson 6 was conveyed by GULF

STATES to SRMPA by certain Deeds, or Sales hereinafter

collectively called "DEEDS", recorded in Conveyance Book 1693,

Page 760 et seq., in Conveyance Book 2041, Page 356, et seq., and

in Conveyance Book 2308, Page 0555, et seq., of the records of

Calcasieu Parish, Louisiana, which lands are more particularly described in Exhibit "1" attached to the Confirmation and

Ratification of Non-Exclusive Predial Servitude recorded in

Conveyance Book 2308, Page 562, et seq., of the records of

Calcasieu Parish, Louisiana.

     WHEREAS, in connection with the Agreement, an undivided

ownership interest in certain lands and facilities associated with the use and operation of Nelson 6 was conveyed by SRMPA to

VINTON PUBLIC POWER AUTHORITY hereinafter called "VPPA", by

certain Deeds, or Sales hereinafter collectively called "DEEDS",

recorded in Conveyance Book 2334, Page 346 et seq., and in

Conveyance Book 2334, Page 349, of the records of Calcasieu

Parish, Louisiana, which lands are more particularly described in

Exhibit "1" attached to the Confirmation and Ratification of Non-

Exclusive Predial Servitude recorded in Conveyance Book 2308,

Page 562, et seq., of the records of Calcasieu Parish, Louisiana.

     NOW THEREFORE, VPPA does by these presents assign, set over,

transfer and convey unto _______________________________________,

hereinafter called "VENDEE", all of its right, title and interest in and to the Non-Exclusive Predial Servitude recorded in

Conveyance Book 2334, Page 372, et seq., of the records of

Calcasieu Parish, Louisiana, the entire terms of which are

incorporated herein by reference as if written herein in extenso.

     VENDEE, VPPA, SRG&T and GULF STATES acknowledge that the Non-

Exclusive Predial Servitude and the Easement rights subject to said agreement are burdened with the respective obligations of the parties to one another as set forth in the Agreement and that said obligations constitute real rights, as servitudes and

covenants which run with the land and bind their respective

successors in interest.

     Without limiting the generality of the foregoing sentence,

VENDEE, VPPA, SRG&T and GULF STATES acknowledge that the Non-

Exclusive Predial Servitude is subject to all rights reserved to the Project Manager under the Agreement with respect to the

Excepted Facilities, including but not limited to the right to determine when and to what extent the Excepted Facilities may be placed in service in connection with other units for the benefit of GULF STATES.

     Nothing herein provided is intended to revoke, modify or

amend the obligations of the parties set forth in the Agreement dated June 6, 1980, as amended, or any other deeds or documents issued pursuant thereto, or the Non-Exclusive Predial Servitude above described.

     The parties further acknowledge that Gulf States Properties as defined in the Servitude recorded in Conveyance Book 2308,

Page 562, et seq., are subject to existing servitudes,

agreements, leases and other agreements, and GULF STATES shall be entitled to subsequently grant servitudes, leases, other

agreements and encumbrances arising hereinafter affecting the ownership of the interest of GULF STATES in the lands and

facilities subject to the Servitude, so long as such servitudes,

leases, other agreements and encumbrances are in conformity with and subject to the rights granted the Non-Exclusive Predial

Servitude.



     AND NOW INTERVENES into this Agreement comes GULF STATES and

SAM RAYBURN G&T ELECTRIC COOPERATIVE, INC., each of which

acknowledges and consents to the Assignment of Interest.

     IN WITNESS WHEREOF, this Assignment of Non-Exclusive Predial

Servitude has been executed by VPPA in Vinton, Louisiana, in the presence of the undersigned attesting witnesses on this _______

of _________________ 1998.


WITNESSES:                      VINTON PUBLIC POWER AUTHORITY,




                                By:

                                     Raywood LeMaire, President


     IN WITNESS WHEREOF, this Assignment of Non-Exclusive Predial

Servitude has been executed by the VENDEE,

_________________________________ in ________________,

__________________ in the presence of the undersigned attesting witnesses on this __________ day

of________________________________.



WITNESSES:                      VENDEE




                                By:

     IN WITNESS WHEREOF, this Assignment has been acknowledged

and consented to by ENTERGY GULF STATES, INC., at The Woodlands,

Texas, in the presence of the undersigned attesting witnesses, on this 15th day of September, 1998.

WITNESSES:                      ENTERGY GULF STATES, INC.




                                By:

                                     James F. Kenney, Vice
President



     IN WITNESS WHEREOF, this Assignment has been acknowledged

an(consented to by SAM RAYBURN G & T ELECTRIC COOPERATIVE, INC.,

at Livingston, Texas, in the presence of the undersigned

attesting witnesses, on this 10th day of September, 1998.


WITNESSES:                      SAM RAYBURN G & T ELECTRIC
                                COOPERATIVE, INC.



                                By:

                                     H.E. Striedel, President

STATE OF TEXAS

COUNTY OF __________________________

     On this ________ day of _____________, __________,  before me appeared _______________________, to me personally known, who,

being by me duly sworn did say that he is the ________________of

_______________, the Vendee, and that said instrument was signed on behalf of said Vendee Corporation by authority of its Board of

Directors and said ______________________ acknowledged said

instruments to be the free act and deed of said Vendee

Corporation.

     IN WITNESS WHEREOF, I affix my official signature and seal of office at ________________________, __________________, on the

day, month and year above written.






                                Notary Public

STATE OF LOUISIANA

CALCASIEU PARISH

     On this ____ day of ________________ 1998, before me

appeared Raywood LeMaire, to me personally known, who, being by me duly sworn, did say that he is the President of VINTON PUBLIC

POWER AUTHORITY, and that said instrument was signed on behalf of said municipal entity by authority of its Board of Directors and said Raywood LeMaire acknowledged said instruments to be the free act and deed of said municipal entity.



     IN WITNESS WHEREOF, I affix my official signature and seal of office at Vinton, Louisiana, on the day, month and year above written.



                                Notary Public

STATE OF TEXAS

COUNTY OF _________________

     On this ____ day of __________ before me appeared James F.

Kenny, to me personally known, who, being by me duly sworn, did say that he is the Vice President of ENTERGY GULF STATES, INC.,

that said instrument was signed on behalf of said Corporation by authority of its Board of Directors and said James F. Kenny

acknowledged said instruments to be the free act and deed of said

Corporation.



     IN WITNESS WHEREOF, I affix my official signature and seal of office at ________________________, Texas on the day, month and year above written.



                                Notary Public

STATE OF TEXAS

COUNTY OF __________________________

     On this 10th day of September, 1998, before me appeared H.E.

STRIEDEL, to me personally known, who, being by me duly sworn,

did say that he is the President of SAM RAYBURN G & T ELECTRIC

COOPERATIVE, INC., and that said instrument was signed on behalf of said Cooperative Corporation by authority of its Board of

Directors and said H.E. Striedel acknowledged said instruments to be the free act and deed of said Cooperative Corporation.



     IN WITNESS WHEREOF, I affix my official signature and seal of office at _________________________, Texas on the day, month and year above written.



                                Notary Public